Exhibit 23.2

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Advanced Communications Technologies, Inc.

We consent to the  incorporation  by  reference  in the  foregoing  Registration
Statement on Form S-8 of our report dated August 20, 2004, relating to the consolidated financial statements of Advanced Communications Technologies, Inc. appearing in the Advanced Communications Technologies, Inc. Annual Report on Form 10-KSB for the fiscal years ended June 30, 2004 and 2003, filed with the Securities and Exchange Commission on November 3, 2004.

/s/ Weinberg & Company, P.A.
----------------------------
WEINBERG & COMPANY, P.A.
Certified Public Accountants

Boca Raton, Florida
June 27, 2005